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                                                                   Exhibit 99.1


COGNIZANT TECHNOLOGY SOLUTIONS ANNOUNCES AUTOMATIC CONVERSION OF ALL SHARES OF COGNIZANT CLASS B COMMON STOCK INTO SHARES OF COGNIZANT CLASS A COMMON STOCK


TEANECK, NJ, February 21, 2003 -- Cognizant Technology Solutions Corporation (Nasdaq: CTSH) announced today that, pursuant to its Restated Certificate of Incorporation and based on share numbers provided to Cognizant by its transfer agent, American Stock Transfer and Trust Company, as of 5:00 pm, New York time, February 20, 2003, each issued and outstanding share of Cognizant class B common stock automatically converted into one share of Cognizant class A common stock.

According to Cognizant's Restated Certificate of Incorporation, if at any time the outstanding shares of Cognizant class B common stock cease to represent at least 35% of the economic ownership represented by the aggregate number of shares of Cognizant common stock then outstanding, each share of Cognizant class B common stock shall automatically convert into one share of Cognizant class A common stock.

American Stock Transfer and Trust Company earlier today certified to Cognizant the number of shares of Cognizant class B common stock and the number of shares of Cognizant class A common stock issued and outstanding as of 5:00 pm, New York time, February 20, 2003. According to these numbers, the shares of Cognizant class B common stock issued and outstanding as of 5:00 pm, New York time, February 20, 2003 represented less than 35% of the economic ownership represented by the aggregate number of shares of Cognizant common stock then outstanding.

Each record holder of Cognizant class B common stock will receive a notice of conversion from Cognizant. Holders of physical stock certificates of Cognizant class B common stock will be provided instructions for exchange of their class B stock certificates for class A stock certificates in this notice of conversion. Stockholders of Cognizant class B common stock who hold their shares through a broker or through a book-entry transfer facility will not be required to take any action to effect this conversion, it will occur automatically.

About Cognizant Technology Solutions

Cognizant Technology Solutions Corp. is a leading provider of custom information technology design, development, integration and maintenance services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, systems integration and business process outsourcing services through its onsite/offshore outsourcing model. Cognizant's more than 6,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked as the top information technology company in Forbes' 200 Best Small Companies in America and in BusinessWeek's Hot Growth Companies.


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This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant's quarterly operating results caused by a variety of factors, many of which are not within Cognizant's control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects,
(b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant's services required by customers, (e) levels of market acceptance for Cognizant's services, (f) potential adverse impacts of new tax legislation, and
(g) the hiring of additional staff; (ii) changes in Cognizant's billing and employee utilization rates; (iii) Cognizant's ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel,
(b) to find suitable acquisition candidates to support geographic expansion, and
(c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant's limited operating history with unaffiliated customers;
(v) Cognizant's reliance on key customers and large projects; (vi) the highly competitive nature of the markets for Cognizant's services; (vii) Cognizant's ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (viii) Cognizant's reliance on the continued services of its key executive officers and leading technical personnel; (ix) Cognizant's ability to attract and retain a sufficient number of highly skilled employees in the future; (x) Cognizant's ability to protect its intellectual property rights;
(xi) the concentration of Cognizant's operations in India and the related geo-political risks of local and cross-border conflicts; (xii) terrorist activity, the threat of terrorist activity, and responses to and results of terrorist activity and threats, including, but not limited to, effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions;
(xiii) the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; and (xiv)general economic conditions.

Such forward-looking statements include risks and uncertainties; consequently, actual transactions and results may differ materially from those expressed or implied thereby. Additional information on factors that may affect the business and financial results of the companies can be found in filings of the companies made from time to time with the Securities and Exchange Commission.

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Cognizant Technology Solutions Corp.
Larry Gordon, 201/678-2743
lgordon@cognizant.com
or
FD Morgen-Walke
Investors: Stephanie Prince
Press:   Brian Maddox/Scot Hoffman
212/850-5600
shoffman@fdmw.com